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                                  EXHIBIT 99.1

                AGREEMENT MADE PURSUANT TO RULE 13d-1(f)(1)(iii)


                             JOINT FILING AGREEMENT

     The parties hereto agree that pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13D of which this Agreement is made an exhibit is filed on behalf of it in the capacity set forth below.

Date: November 6, 1998                 NATURAL GAS PARTNERS II, L.P.
                                       By: G.F.W. Energy II, L.P., its Sole
                                       General Partner
                                       By: GFW II , L.L.C., its Sole General
                                       Partner


                                       By: /s/ Kenneth A. Hersh
                                          ------------------------------------
                                         Kenneth A. Hersh, Authorized Member


Date: November 6, 1998                 G.F.W. Energy II, L.P.
                                       By: GFW II , L.L.C., its Sole General
                                       Partner


                                       By: /s/ Kenneth A. Hersh
                                          ------------------------------------
                                         Kenneth A. Hersh, Authorized Member



Date: November 6, 1998                 GFW II , L.L.C.


                                       By: /s/ Kenneth A. Hersh
                                          ------------------------------------
                                        Kenneth A. Hersh, Authorized Member